Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Petrohawk Energy Corporation
We consent to the incorporation by reference in the Registration Statement (Form S-8) of Petrohawk Energy Corporation of our report dated March 19, 2004, with respect to the financial statements of Beta Oil & Gas, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Tulsa, Oklahoma
July 28, 2005